Exhibit 10.26

CORRECTIVE AMENDMENT NO. 1

TO

INTELLECTUAL PROPERTY LICENSE WARRANT CONSIDERATION SETTLEMENT,

AMENDMENT AND COMMON STOCK SETTLEMENT WARRANT AGREEMENT

AND THE SETTLEMENT WARRANT

This Corrective Amendment No. 1 (this “Amendment”) is entered into as of August 10, 2026 (the “Amendment Date”), and is effective solely with respect to the corrections and conforming clarifications set forth herein as of May 12, 2026, by and between GoQuantum SpA, as licensor and holder (“GoQuantum” or “Holder”), and EigenQ Inc., a Delaware corporation (the “Company”).

WHEREAS, GoQuantum and the Company are parties to that certain Intellectual Property License Warrant Consideration Settlement, Amendment and Common Stock Settlement Warrant Agreement dated as of May 12, 2026 (the “Settlement Agreement”), including the Contingent Cashless Common Stock Settlement Warrant attached as Exhibit A thereto (the “Settlement Warrant”);

WHEREAS, the Settlement Agreement and Settlement Warrant state that the Settlement Warrant covers 360,000 shares of the Company’s Common Stock, whereas the correct number is 2,553,191 shares of the Company’s Common Stock, subject to the structural adjustments expressly provided in the Settlement Warrant;

WHEREAS, the parties wish to correct only the number of Warrant Shares to 2,553,191, preserve the Settlement Value at $3,600,000, and make only the conforming clarifications necessary to give effect to those corrections, while leaving all other provisions of the Settlement Agreement, the Settlement Warrant, and the License Agreement unchanged;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

1. Defined Terms

Capitalized terms not defined in this Amendment have the meanings given to them in the Settlement Agreement.

2. Correction of Warrant Shares

Each reference to 360,000 as the number of Warrant Shares in the Key Term Summary, the recital describing issuance of the Settlement Warrant, the definition of Warrant Shares, Section 4.1, Schedule 1, the Settlement Warrant term table, and Section A.1.1 of the Settlement Warrant is deleted and replaced with 2,553,191, as applicable. The two remaining references to 360,000 Warrant Shares, in the definition of Settlement Value and Section 4.2 of the Settlement Agreement, are removed through the replacement provisions in Sections 3.2 and 3.3 of this Amendment. The parties confirm that 2,553,191 is the controlling number of Warrant Shares, subject only to the structural adjustments expressly provided in the Settlement Warrant. For avoidance of doubt, this Section does not amend the $360,000,000 Original Warrant Consideration described in the Settlement Agreement.

3. Unchanged Terms; Settlement Value and Conforming Clarifications

3.1 Unchanged terms. Except solely for the correction in Section 2 and the conforming clarifications in this Section 3, no economic or non-economic term is amended. Without limitation, the Settlement Value remains $3,600,000; the settlement percentage reference remains 1.00%; the Exercise Price remains $1.41 per Warrant Share; the Target Reference Price remains $11.41 per Warrant Share; and the Target Spread remains $10.00 per Warrant Share.

3.2 Settlement Value definition. The definition of “Settlement Value” in the Settlement Agreement is deleted and replaced in its entirety with: “Settlement Value means $3,600,000.”

3.3 Section 4.2. Solely to preserve the unchanged target economics while conforming Section 4.2 to the corrected number of Warrant Shares, Section 4.2 of the Settlement Agreement is amended to read in its entirety:

“4.2 Settlement value and target spread. The Settlement Value is $3,600,000 and is independent of the aggregate intrinsic spread value of the Warrant Shares. Separately, the Settlement Warrant is intended to provide a target intrinsic spread value of $10.00 per Warrant Share if the applicable fair market value or transaction reference value equals $11.41 per Warrant Share.”

3.4 Conforming construction. In each of the Key Term Summary and Schedule 1 to the Settlement Agreement, the caption “Settlement Value / target intrinsic spread value” is deleted and replaced with “Settlement Value”. The Settlement Value shall not be construed as the aggregate target intrinsic spread value of all Warrant Shares. These conforming clarifications do not change the Settlement Value, Exercise Price, Target Reference Price, Target Spread, settlement percentage reference, or any other term except as expressly stated in Sections 2 and 3 of this Amendment.

4. Settlement Warrant and Schedule 1

The Settlement Warrant attached as Exhibit A to the Settlement Agreement and Schedule 1 to the Settlement Agreement remain in full force and effect, subject only to the correction in Section 2 and the conforming clarifications in Section 3. The Settlement Warrant shall be read as entitling Holder to purchase up to 2,553,191 Warrant Shares, subject to its terms.

5. No Other Amendment; Ratification

Except as expressly amended by Sections 2 and 3 of this Amendment, the Settlement Agreement, the Settlement Warrant, and the License Agreement remain unchanged, in full force and effect, and are ratified and confirmed. From and after the Amendment Date, each reference to the Settlement Agreement includes this Amendment.

6. No Rescission or Novation

This Amendment does not rescind, replace, or novate the Settlement Agreement, the Settlement Warrant, the settlement and releases reflected therein, or the amendment of the License Agreement effected thereby. The original May 12, 2026 issuance date and the original exercise-period commencement date of the Settlement Warrant remain unchanged.

7. Conflict

If there is any conflict between this Amendment and the Settlement Agreement or Settlement Warrant concerning the number of Warrant Shares or the conforming Settlement Value clarification in Section 3, this Amendment controls. In all other respects, the Settlement Agreement and Settlement Warrant control.

8. Governing Law; Counterparts; Electronic Signatures

This Amendment is governed by Delaware law, and the dispute-resolution provisions incorporated into the Settlement Agreement remain applicable. This Amendment may be executed in counterparts and by electronic signature, including DocuSign or a similar platform, each of which is deemed an original and all of which together constitute one instrument.

9. Entire Agreement as to Correction

This Amendment and the Settlement Agreement constitute the entire agreement of the parties concerning the correction addressed by this Amendment. No further amendment of this Amendment is effective unless in writing and signed by the Company and Holder.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the Amendment Date.

GOQUANTUM SPA

By:	/s/ Raul Ignacio Zuleta Ticchione
Name:	Raul Ignacio Zuleta Ticchione
Title:	Authorized Representative
Date:	August 11, 2026

EIGENQ INC.

By:	/s/ Dr. José R. Rosas-Bustos
Name:	Dr. José R. Rosas-Bustos
Title:	Chief Executive Officer
Date:	August 10, 2026

Additional Company Approval:

By:	/s/ Michael Johnson
Name:	Michael Johnson
Title:	Director
Date:	August 10, 2026

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